EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Ames National Corporation
Ames, Iowa

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ames National Corporation of our report dated January 20, 2006 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Ames National Corporation for the year ended December 31, 2006.

Des Moines, Iowa
October 22, 2007

McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of separate and independent legal entities.